NEWS RELEASE

                                    Contact:  Richard N. Grubb, Executive
                                              Vice President and Chief Financial
                                              Officer or Robert A. Freece,
                                              Senior Vice President
                                              610/644-1300


FOR IMMEDIATE RELEASE

      VISHAY REPORTS IMPROVED RESULTS FOR FIRST QUARTER 2003

MALVERN, PENNSYLVANIA - April 30, 2003 -

     o Sales for First Quarter 2003 increased 23% to $532,127,000 compared to First Quarter 2002
     o    EPS of $0.04 in First Quarter 2003 compared to $0.02 in First Quarter
          2002
     o Bookings for First Quarter 2003 increased 13% to $560 million compared to First Quarter 2002
     o    Book-to-Bill of 1.05 - First time Over 1.0 since Second Quarter 2002
     o    Backlog increased by $30 million during First Quarter 2003
     o    Cash balance at March 31, 2003 of $324 million

Dr. Felix Zandman, Chairman and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE: VSH), announced today that sales for the quarter ended March 31, 2003 were $532,127,000, a 23% increase as compared to sales of $434,140,000 for the quarter ended March 31, 2002. Net earnings for the quarter ended March 31, 2003 were $6,848,000 or $0.04 per share compared to net earnings of $2,420,000 or $0.02 for the quarter ended March 31, 2002.

Commenting on the results for the first quarter of 2003, Dr. Zandman stated, "We are pleased that the level of bookings in the first quarter has substantially improved over the preceding quarter. However, the market conditions in the worldwide electronics market continue to be difficult. The sales increase for the quarter was aided by a contribution of $69 million of sales from the recent acquisition of Bccomponents and a positive foreign exchange effect of $22 million. In December 2002, Vishay completed its acquisition of BCcomponents, a leading manufacturer of passive components with a strong market position in Europe and Asia. We are very excited about the opportunities presented by the BCcomponents acquisition. We are in process of generating $70 million of cost savings through restructuring and have already achieved $25 million of these cost savings. We are continuing to aggressively reduce costs and move production to lower labor cost countries. During the first quarter of 2003, we expensed in selling, general and administrative expenses approximately $1,000,000 for compliance with the provisions of the Sarbanes-Oxley Act. In addition, we will continue to focus on research and development and the introduction of new products. Our financial position is strong and we continue to be confident in the prospects of our Company. We have been generating cash from operations during 2002 and in the first quarter 2003 and our cash position was $324,000,000 at March 31, 2003.

Vishay, a Fortune 1,000 Company listed on the NYSE, is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, optoelectronics, and selected ICs) and passive electronic components (resistors, capacitors, inductors, and transducers). The Company's components can be found in products manufactured in a very broad range of industries worldwide. Vishay is headquartered in Malvern, Pennsylvania, and has plants in sixteen countries employing over 25,000 people. Vishay can be found on the Internet at www.vishay.com.

Statements contained herein that relate to the Company's future performance, including, without limitation, statements with respect to the Company's anticipated results of operations or level of business for 2003 or any other future period, including synergies and cost savings, are forward-looking statements within safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: changes in the demand for, or in the mix of, the Company's products and services; recessionary trends in general or in the specific areas where the Company sells the bulk of its products; competitive pricing and other competitive pressures; changes in the pricing for new materials used by the Company, particularly tantalum and palladium; cancellation of a material portion of the orders in the Company's backlog; difficulties in expansion and/or new product development, including capacity constraints and skilled personnel shortages; changes in laws, including trade restrictions or prohibitions and the cancellation or reduction of government grants, tax benefits or other incentives; currency exchange rate fluctuations; labor unrest or strikes; underutilization of plants and factories in high labor cost regions and capacity constraints in low labor cost regions; the availability of acquisition opportunities on terms considered reasonable by the Company; and such other factors affecting the Company's operations, markets, products, services and prices as are set forth in its December 31, 2002 Report on Form 10-K filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NOTE: A conference call for investors will begin Wednesday April 30, 2003 at 11:00 a.m. eastern time. Participants can join the call by dialing 888-428-4478 (U.S. and Canada only). If you are outside the U.S. and Canada, the number you will need to use is 612-332-0418. The conference operator will require the two following pieces of information in order to admit you into the call: (1) Company Name - Vishay Intertechnology, Inc.; and (2) Moderators - Vishay Executives. A taped replay of the call will be available through 11:59 PM eastern time on Sunday, May 4, 2003. The phone number to hear the replay is 800-475-6701 (U.S. and Canada) or 320-365-3844 (if you are outside the U.S. and Canada). Refer to access code 682421 when calling to hear the recording. There will also be a live audio webcast of the conference call. This can be accessed directly from the investor relations section of the Vishay website (www.vishay.com).

                                       ###

VISHAY INTERTECHNOLOGY, INC. AND SUBSIDIARIES
Summary of Operations (In thousands, except per share amounts)
                                  (Unaudited)

                                                    Three Months
                                                   Ended March 31,

                                                        2003            2002
                                                   ---------------   -----------


                                    Net sales          $ 532,127      $ 434,140

                                 GROSS PROFIT            118,510         86,937
                                                            22.3%          20.0%


Selling, general, and administrative expenses             96,662         74,659
                        Restructuring expense                687          3,024
                                                       ---------      ---------

                             OPERATING INCOME             21,161          9,254
                                                             4.0%           2.1%

                  OTHER INCOME AND (EXPENSE):

                             Interest expense            (10,001)        (6,909)
                            Minority interest             (2,020)        (1,667)
                                        Other                643          2,549
                                                       ---------      ---------
                                                         (11,378)        (6,027)
                                                       ---------      ---------

                EARNINGS  BEFORE INCOME TAXES              9,783          3,227

                                 Income taxes              2,935            807
                                                       ---------      ---------

                                 NET EARNINGS          $   6,848      $   2,420
                                                       =========      =========


                     Basic earnings per share          $    0.04      $    0.02

                   Diluted earnings per share          $    0.04      $    0.02

  Weighted average shares outstanding - basic            159,549        159,177

Weighted average shares outstanding - diluted            159,996        160,605